                            CERTIFICATION OF OFFICERS
                            PURSUANT TO 18 USC & 1350
                             AS ADOPTED PURSUANT TO
                               SECTION 906 OF THE
                                SARBANES - OXLEY
                                   ACT OF 2002

I hereby certify that the accompanying Report filed with the Securities and
Exchange Commission on the date hereof pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (the "Report") fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

                                                Date: November 15, 2003

/s/ Jason Neiberger
_____________________________
    Jason Neiberger
    President

/s/ James Wheeler
_____________________________________
    James Wheeler
    Chief Financial Officer